                                                                    EXHIBIT 99.1

                                                                               .
                                                                               .
                                                                               .
W. R. BERKLEY CORPORATION                       NEWS RELEASE

475 STEAMBOAT ROAD
GREENWICH, CONNECTICUT 06830

(203) 629-3000



FOR IMMEDIATE RELEASE                CONTACT:   Eugene G. Ballard
                                                Chief Financial Officer
                                                (203)629-3000


            W. R. BERKLEY CORPORATION REPORTS SECOND QUARTER EARNINGS

      GREENWICH, CT, JULY 26, 2004 -- W. R. BERKLEY CORPORATION (NYSE: BER) today reported net income for the second quarter of 2004 of $109 million, or $1.25 per share, a 14% increase from $96 million, or $1.10 per share, a year ago. Second quarter 2004 net operating income increased 53% to $103 million, or $1.18 per share, compared with $68 million, or $0.78 per share, for the second quarter of 2003. Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and the effects of changes in accounting principles.


                             Summary Financial Data
                  (Amounts in thousands, except per share data)


                                                      Second Quarter                    Six Months
                                                      --------------                    ----------
                                                   2004            2003            2004            2003
                                                   ----            ----            ----            ----
Gross premiums written .......................  $1,130,696      $1,007,495      $2,347,420      $2,073,968
Net premiums written .........................   1,016,177         875,457       2,102,879       1,767,516

Net income ...................................     109,484          95,840         224,912         167,543
Net income per diluted share (1) .............        1.25            1.10            2.56            1.93

NET OPERATING INCOME .........................     103,084          67,553         199,891         130,389
NET OPERATING INCOME PER DILUTED SHARE (1) ...  $     1.18      $     0.78      $     2.27      $     1.50

(1) Per share amounts for 2003 have been adjusted to reflect the 3-for-2 common stock split effected on August 27, 2003.

W. R. Berkley Corporation                                                      2
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      Second quarter highlights included:

- Net premiums written rose to $1.016 billion, an increase of 16% from the comparable quarter of 2003.

- GAAP combined ratio improved by 1.8 percentage points to 89.8% from 91.6% in the prior year period.

- The paid loss ratio decreased to 31.0% from 37.0% in the prior year quarter.

-     Investment income increased 36% to $69 million.

- Cash flow from operations increased 34% to $390 million compared with $291 million in the year-earlier period.


      Commenting on the Company's performance, William R. Berkley, chairman and chief executive officer, said: "We are extremely pleased with our progress both in absolute terms and relative to the industry. We continue to adjust our business mix, focusing strategically on areas that offer us the best opportunity for improved pricing and more favorable terms and conditions."

      He added, "Prices for casualty business, which represents more than 80% percent of our premiums, are generally increasing at rates greater than loss cost inflation. However, there are areas, such as director's and officer's liability and treaty reinsurance, where pricing has become more competitive. As a result of our disciplined underwriting, premiums for those areas decreased slightly in the second quarter. However, net premiums written for all other lines of business grew by 21% from a year ago.

      "We continue to generate strong cash flow and an increasing level of invested assets. We anticipate exceeding our original forecast of a 22% after-tax operating return on equity this year, and anticipate achieving a similar level of performance in 2005," Mr. Berkley concluded.

W. R. Berkley Corporation                                                      3
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      Founded in 1967, W. R. Berkley Corporation is an insurance holding company that operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

      This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2004 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, increases in the level of our retention, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the availability of reinsurance, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those relating to fixed income securities, merger arbitrage investments, and other equity securities, exchange rate and political risks relating to our international operations, legislative and regulatory developments, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to successfully acquire and integrate companies and invest in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2004 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company's net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                      # # #

W. R. Berkley Corporation                                                      4
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                         Consolidated Financial Summary
                  (Amounts in thousands, except per share data)

                                                       Second Quarter                        Six Months
                                                       --------------                        ----------
                                                   2004              2003              2004              2003
                                                   ----              ----              ----              ----
Revenues:
   Net premiums written .....................  $ 1,016,177       $   875,457       $ 2,102,879       $ 1,767,516
   Change in unearned premiums ..............      (11,794)          (68,989)         (146,964)         (260,922)
                                               -----------       -----------       -----------       -----------
      Premiums earned .......................    1,004,383           806,468         1,955,915         1,506,594
   Net investment income ....................       68,798            50,421           137,287           102,181
   Service fees .............................       27,707            25,910            55,946            51,379
   Realized investment gains ................        9,860            43,717            39,767            57,083
   Other income .............................            6               441               544             1,133
                                               -----------       -----------       -----------       -----------
      Total revenues ........................    1,110,754           926,957         2,189,459         1,718,370
                                               -----------       -----------       -----------       -----------

Expenses:
   Losses and loss expenses .................      626,578           514,157         1,227,083           958,043
   Other operating expenses .................      310,476           258,160           602,254           489,013
   Interest expense .........................       15,754            13,273            31,525            25,368
                                               -----------       -----------       -----------       -----------
      Total expenses ........................      952,808           785,590         1,860,862         1,472,424
                                               -----------       -----------       -----------       -----------

      Income before income taxes
         and minority interest ..............      157,946           141,367           328,597           245,946
Income tax expense ..........................      (48,166)          (44,230)         (102,192)          (77,216)
Minority interest ...........................         (296)           (1,297)             (766)           (1,187)
                                               -----------       -----------       -----------       -----------
   Net income before change in accounting
      principle .............................      109,484            95,840           225,639           167,543

Cumulative effect of change in accounting
   principle, net of taxes ..................           --                --              (727)               --
                                               -----------       -----------       -----------       -----------

   Net income ...............................  $   109,484       $    95,840       $   224,912       $   167,543
                                               ===========       ===========       ===========       ===========

Net income per share:
      Basic .................................  $      1.31       $      1.15       $      2.68       $      2.02
      Diluted ...............................  $      1.25       $      1.10       $      2.56       $      1.93

Average shares outstanding:
      Basic .................................       83,895            83,015            83,785            82,944
      Diluted ...............................       87,880            87,053            87,925            86,661

W. R. Berkley Corporation                                                      5
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                          Operating Results by Segment
                    (Amounts in thousands, except ratios (1))


                                           Second Quarter              Six Months
                                           --------------              ----------
                                         2004         2003         2004         2003
                                         ----         ----         ----         ----
Specialty:
   Gross premiums written ..........   $411,111     $348,936     $777,664     $670,242
   Net premiums written ............    389,914      321,083      734,669      607,784
   Premiums earned .................    357,184      271,333      700,289      512,960
   Pre-tax income ..................     74,769       54,756      139,952      103,297
   Loss ratio ......................       60.5%        61.5%        61.7%        61.6%
   Expense ratio ...................       25.4%        24.1%        25.3%        24.5%
   GAAP combined ratio .............       85.9%        85.6%        87.0%        86.1%

Regional (2):
   Gross premiums written ..........   $331,474     $293,971     $668,017     $589,829
   Net premiums written ............    287,906      238,225      578,544      475,979
   Premiums earned .................    263,996      214,089      511,967      412,294
   Pre-tax income ..................     37,405       34,071       83,199       66,266
   Loss ratio ......................       58.7%        58.2%        56.9%        58.1%
   Expense ratio ...................       31.1%        31.0%        31.0%        31.2%
   GAAP combined ratio .............       89.8%        89.2%        87.9%        89.3%

Alternative Markets:
   Gross premiums written ..........   $133,279     $101,496     $379,740     $271,677
   Net premiums written ............    111,816       90,723      324,967      227,905
   Premiums earned .................    143,641      106,282      275,775      189,256
   Pre-tax income ..................     32,821       22,415       64,509       44,364
   Loss ratio ......................       68.4%        68.1%        69.7%        67.7%
   Expense ratio ...................       22.8%        24.5%        21.1%        24.5%
   GAAP combined ratio .............       91.2%        92.6%        90.8%        92.2%

Reinsurance:
   Gross premiums written ..........   $235,184     $243,362     $481,821     $505,754
   Net premiums written ............    208,700      207,077      428,383      421,876
   Premiums earned .................    221,869      196,632      432,515      359,109
   Pre-tax income ..................     30,122       10,460       51,437       20,174
   Loss ratio ......................       66.6%        71.3%        67.8%        71.6%
   Expense ratio ...................       28.3%        29.8%        29.0%        30.1%
   GAAP combined ratio .............       94.9%       101.1%        96.8%       101.7%

International:
   Gross premiums written ..........   $ 19,648     $ 19,730     $ 40,178     $ 36,466
   Net premiums written ............     17,841       18,349       36,316       33,972
   Premiums earned .................     17,693       18,132       35,369       32,975
   Pre-tax income ..................        666        1,767        2,257        3,002
   Loss ratio ......................       53.2%        55.1%        51.4%        52.4%
   Expense ratio ...................       40.7%        42.1%        40.4%        43.6%
   GAAP combined ratio .............       93.9%        97.2%        91.8%        96.0%


(Continued)

W. R. Berkley Corporation                                                      6
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                    Operating Results by Segment (continued)
                    (Amounts in thousands, except ratios (1))


                                          Second Quarter                          Six Months
                                          --------------                          ----------
                                      2004               2003               2004               2003
                                      ----               ----               ----               ----
Corporate and Eliminations:
   Realized investment gains ...  $     9,860        $    43,717        $    39,767        $    57,083
   Interest and other, net .....      (27,697)           (25,819)           (52,524)           (48,240)
   Pre-tax income (loss) .......      (17,837)            17,898            (12,757)             8,843

Total:
   Gross premiums written ......  $ 1,130,696        $ 1,007,495        $ 2,347,420        $ 2,073,968
   Net premiums written ........    1,016,177            875,457          2,102,879          1,767,516
   Premiums earned .............    1,004,383            806,468          1,955,915          1,506,594
   Pre-tax income ..............      157,946            141,367            328,597            245,946
   Loss ratio ..................         62.4%              63.8%              62.7%              63.6%
   Expense ratio ...............         27.4%              27.8%              27.3%              28.1%
   GAAP combined ratio .........         89.8%              91.6%              90.0%              91.7%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. Combined ratio is the sum of loss ratio and expense ratio.

(2) Weather-related losses for the regional segment were $15 million in the second quarter of 2004 compared to $16 million in the second quarter of 2003. For the first six months of 2004, weather-related losses were $19 million compared to $21 million in the corresponding 2003 period.

W. R. Berkley Corporation                                                      7
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                            SUPPLEMENTAL INFORMATION
                 (Amounts in thousands, except per share data)

                                                                Second Quarter                    Six Months
                                                                --------------                    ----------
Reconciliation of net operating income to net income:        2004            2003            2004             2003
                                                             ----            ----            ----             ----
Net operating income (1) ...............................   $ 103,084          67,553       $ 199,891        $ 130,389
Realized investment gains, net of taxes ................       6,400          28,287          25,748           37,154
Cumulative effect of change in accounting principle ....          --              --            (727)              --
                                                           ---------       ---------       ---------        ---------
      Net income .......................................   $ 109,484          95,840       $ 224,912        $ 167,543
                                                           =========       =========       =========        =========
Return on equity (2) ...................................        26.0%           28.7%           26.7%            25.1%
Cash flow from operations ..............................   $ 389,934       $ 291,430       $ 669,458        $ 547,027
Cash flow from operations before cash transfers
   to/from trading account (3) .........................   $ 339,934       $ 291,430       $ 719,458        $ 547,027


                                            June 30,        December 31,
Selected balance sheet information            2004             2003
                                              ----             ----
Total investments (4) ...................  $ 7,100,594      $ 6,480,713
Total assets ............................   10,321,445        9,334,685
Reserves for losses and loss expenses ...    4,822,575        4,192,091
Debt ....................................      659,776          659,208
Junior subordinated debentures ..........      208,263          193,336
Stockholders' equity (5) ................    1,813,741        1,682,562
Shares outstanding ......................       84,044           83,538
Stockholders' equity per share ..........        21.58            20.14

(1) Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and the effects of changes in accounting principles. Management believes that excluding realized investment gains, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company's underlying operations.

(2) Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders' equity.

(3) Cash flow from operations before cash transfers to/from trading account is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to/from the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company's cash flow.

(4) Investments include accounts receivable from brokers and clearing organizations and securities sold but not yet purchased.

(5) Stockholders' equity includes after-tax unrealized gains from investments and foreign exchange of $29 million and $120 million as of June 30, 2004 and December 31, 2003, respectively.